UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2014

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2014, Peter Orthwein, the Executive Chairman of the Board of Directors of Thor Industries, Inc. (the “Company”), and his wife, as Trustees of the Peter B. Orthwein Charitable Lead Annuity Trust (the “Trust”), entered into a trading plan (the “Trading Plan”) with Bessemer Trust Company, N.A. (“Bessemer”). The purpose of the Trading Plan is to establish a trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and purpose is to accomplish the required annual donations from the trust. Under the Trading Plan, Bessemer is granted the authority, under certain circumstances described in the Trading Plan, to sell certain shares of the Company’s stock held by the Trust.

On November 3, 2014, Bessemer, using its authority under the Trading Plan, completed the sale of 9,487 shares of the Company’s stock held by the Trust. This sale was reported by Mr. Orthwein in accordance with the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: November 4, 2014	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary